CONVERTIBLE NOTE PURCHASE AGREEMENT

CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of ___________ __, 2011, by and between EQM Technologies & Energy, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Purchaser”).

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in convertible note purchase agreements substantially similar to this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder (“Regulation D”), the Company desires to issue and sell to certain purchasers up to an aggregate original principal amount of $3,000,000 of 10% Convertible Subordinated Notes (the “Convertible Notes”) convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in a private offering as more fully set forth herein (the “Offering”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company in the Offering a Convertible Note in the original principal amount set forth on Schedule I hereto.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Purchase and Sale; Closing. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Company will sell and the Purchaser will purchase the Convertible Note in the original principal amount set forth on Schedule I hereto. The purchase price (the “Purchase Price”) to be paid by the Purchaser to the Company to acquire the Convertible Note shall be the amount set forth beside the name of the Purchaser on Schedule I hereto. The terms and provisions of the Convertible Note are more fully set forth in the form of Convertible Note attached hereto as Schedule II. The closing of the transactions contemplated under this Agreement (the “Closing”) will take place as promptly as practicable, but no later than three (3) business days following satisfaction or waiver of the conditions set forth in Section 6, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or at such other time and place as the Purchaser and the Company may mutually agree. At the Closing, the Company shall deliver to the Purchaser an original executed Convertible Note against payment of the Purchase Price therefor. The Purchase Price for the Convertible Note shall be payable by check or by wire transfer of immediately available funds to an account designated by the Company.

2.             Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

2.1           Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

2.2         Authorization. The Company has the requisite power and authority to enter into and perform this Agreement and any other agreements, documents and instruments delivered together with this Agreement or in connection herewith (the “Transaction Documents”) and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company’s Board of Directors (the “Board”) or the Company’s stockholders is required, except the approval of the sole holder of the Company’s Series A Convertible Preferred Stock under Section 6(v). The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

2.3         Due and Valid Issuance. The Convertible Note, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued. The shares of Common Stock issued or issuable upon conversion of the Convertible Note (the “Conversion Shares”), when issued in accordance with the terms of the Transaction Documents, will be validly issued, full paid and non-assessable.

2.4         Material Compliance with Applicable Laws. Neither the Company nor any of its subsidiaries are in material violation of, and neither the execution, delivery nor performance of any of the Transaction Documents has or will result in a violation of, any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries.

2.5         Finders. The Company has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Purchaser, its officers, directors, affiliates, subsidiaries, employees and agents (as applicable) from liability for any compensation to any such intermediary retained by the Company and the fees and expenses of defending against such liability or alleged liability.

2.6         Accurate Information. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company or any subsidiary, its business and the transactions contemplated hereby, is true and correct in all material respects.

3.             Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to and agrees with the Company as follows:

3.1         Organization of the Purchaser. If the Purchaser is not a natural person, the Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power to own its assets and to carry on its business.

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3.2         Authorization. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Convertible Note being sold to it hereunder. If the Purchaser is not a natural person, the execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary entity action, and no further consent or authorization of the Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required. The Transaction Documents have been duly authorized, executed and delivered by the Purchaser and constitute, or shall constitute when executed and delivered, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

3.3         Approvals and Consents. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to purchase the Convertible Note in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

3.4         Investment. The Purchaser is acquiring the Convertible Note being purchased by it for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person or entity has a direct or indirect beneficial interest in the Convertible Note. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity with respect to the Convertible Note.

3.5         Exemption From Registration. The Purchaser acknowledges that the Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D. In furtherance thereof, the Purchaser represents and warrants to the Company as follows:

(i)          The Purchaser realizes that the basis for the exemption from registration under the Securities Act may not be present if, notwithstanding any representation and/or warranty to the contrary contained in this Agreement, the Purchaser has in mind merely acquiring the Convertible Note for a fixed or determinable period of time;

(ii)         The Purchaser has the financial ability to bear the economic risk of its investment in the Convertible Note, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

(iii)        The Purchaser has such knowledge and experience in financial, and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Note.

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3.6         Accredited Investor. The Purchaser is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

3.7         Available Information. The Purchaser:

(i)          Has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Purchaser, its representative, attorney and/or accountant has requested or desired to know for a reasonable time prior to the date hereof;

(ii)         Has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the Offering, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iii)        Has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering and other matters pertaining to an investment in the Convertible Note, or that which was otherwise provided in order for them to evaluate the merits and risks of a purchase of the Convertible Note to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iv)        Has not been furnished with any oral representation or oral information in connection with the Offering; and

(v)         Has determined that the Convertible Note is a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of its investment in the Convertible Note.

3.8         Purchaser Representative. The Purchaser is not relying on any statements or representations made by the Company or its affiliates or any purchaser representative with respect to economic considerations involved in an investment in the Convertible Note.

3.9         Transfer Restrictions. The Purchaser shall not sell or otherwise transfer the Convertible Note or any of the Conversion Shares without registration under the Securities Act or an exemption therefrom, and the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser’s purchase because, among other reasons, neither the Convertible Note nor the Conversion Shares have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available. In particular, the Purchaser is aware that the Convertible Note is and the Conversion Shares will be when issued “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act. The Purchaser further understands that sale or transfer of the Convertible Note and the Conversion Shares is further restricted by state securities laws and the provisions of this Agreement.

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3.10       Entire Agreement. No representation or warranty has been made to the Purchaser by the Company, or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein and in subscribing for the Convertible Note the Purchaser is not relying upon any representations other than those contained herein.

3.11       Purchaser Information. Any information that the Purchaser has previously furnished, or is now furnishing to the Company with respect to the Purchaser’s financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information, the Purchaser will immediately furnish revised or corrected information to the Company.

3.12       Legends. The Purchaser understands and acknowledges that that the Convertible Note and each certificate representing the Conversion Shares may be endorsed with substantially the following legends:

(i)          “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR UNDER ANY STATE SECURITIES LAW AND THIS NOTE MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”; and

(ii)         any other legends required by applicable state or federal securities laws or any applicable state laws regulating the Company’s business.

3.13       Non-Marketable Investments. The Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth, and an investment in the Convertible Note will not cause such overall commitment to become excessive.

3.14       Finders. The Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from liability for any compensation to any such intermediary retained by the Purchaser and the fees and expenses of defending against such liability or alleged liability.

3.15       Survival. The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

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4.             Registration Rights.

4.1         Definitions. As used in this Agreement, the following terms shall have the following meanings.

(i)          The term “Holder” shall mean any holder of Registrable Securities.

(ii)         The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(iii)        The term “Registrable Securities” shall mean (A) the Conversion Shares; and (B) any shares of Common Stock issuable (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) pursuant to a dividend or other distribution with respect to or in replacement of any Convertible Note any Conversion Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the U.S. Securities and Exchange Commission (the “SEC”); (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 4.8; and (D) may not be disposed of under Rule 144 under the Securities Act without restriction.

4.2         Piggyback Registration.

(i)          The Company agrees that if the Board authorizes the filing of a registration statement under the Securities Act in connection with the proposed offer of any of the Company’s equity securities in an aggregate amount not less than $10,000,000 by the Company or any of its stockholders, other than a registration statement with respect to an initial offering of the Common Stock to the public or a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities, the Company shall: (A) promptly notify each Holder that such registration statement will be filed and that the Registrable Securities then held by such Holder will be included in such registration statement at such Holder’s request; (B) cause such registration statement to cover all of such Registrable Securities issued to such Holder for which such Holder requests inclusion; (C) use best efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other reasonable action necessary under any federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to such Holder to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for such Holder to promptly effect the proposed sale or other disposition.

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(ii)         Notwithstanding any other provision of this Section 4.2, the Company may at any time abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue registration of the Registrable Securities requested by the Holder for inclusion, the Holder shall retain the right to request inclusion of the Registrable Securities as set forth above and the withdrawn registration shall not be deemed to be a registration request for the purposes of Section 4.2(iii) below.

(iii)        Each Holder shall have the right to request inclusion of any of its Registrable Securities in a registration statement as described in this Section 4.2, up to three times.

4.3         Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder’s Registrable Securities.

4.4         Registration Expenses. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 4.2 for each Holder, including without limitation all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto (“Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities and excluding any professional fees or costs of accounting, financial or legal advisors to any of the Holders.

4.5         Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 4.2 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders). For purposes of the preceding parenthetical concerning apportionment, for any selling Holder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder”, and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder”, as defined in this sentence.

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4.6         Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

4.7         Indemnification. In the event that any Registrable Securities are included in a registration statement under this Section 4:

(i)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.7(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or a violation of any provision of this Agreement by a Holder.

(ii)         To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or a violation of any provision of this Agreement by a Holder; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.7(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.7(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 4.7(ii) exceed the greater of the cash value of the (A) gross proceeds from the offering received by such Holder or (B) such Holder’s investment pursuant to this Agreement as set forth on Schedule I hereto.

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(iii)        Promptly after receipt by an indemnified party under this Section 4.7 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.7.

(iv)        If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(v)         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(vi)        The obligations of the Company and Holders under this Section 4.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

4.8         Permitted Transferees. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Section 4 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if: (i) such Holder gives prior written notice to the Company; (ii) such transferee agrees to comply with the terms and provisions of this Agreement; (iii) such transfer is otherwise in compliance with this Agreement; and (iv) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 4.8, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

4.9         Termination of Registration Rights. The right of any Holder to request inclusion in any registration pursuant to Section 4.2 shall terminate if all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 without restriction.

5.             Covenants.

5.1         Reporting Requirements. The Company will furnish the following information to the Purchaser while the Convertible Note remains outstanding:

(i)          promptly when available and in any event not later than 120 days after the end of each of the Company’s fiscal years, consolidated financial statements showing its financial condition, the results of its operations, a balance sheet and related statements of income, stockholders’ equity, and changes in its cash flows and financial position for the year then ended, all of which financial statements must be audited in accordance with generally accepted auditing standards by an independent certified public accounting firm selected by the Company and shall be prepared and presented in accordance with generally accepted accounting principles (“GAAP”), consistently applied, and shall be accompanied by an audit report of the Company’s independent certified public accountants; and

(ii)         promptly when available and in any event not later than 60 days after the end of each calendar quarter of the Company, a quarterly consolidated income statement, balance sheet and changes in its cash flows, (A) showing the Company’s financial condition and the results of the Company’s operations for the periods covered by such statements in reasonable detail, (B) prepared in accordance with GAAP, consistently applied, except as otherwise disclosed to the Purchaser, and (C) containing all disclosures required to fully and accurately present the financial position and results of operations of the Company (subject to normal year-end adjustments and the omission of footnotes) and to make such statements not misleading under the circumstances.

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Notwithstanding the foregoing, the Company will not be required to furnish to the Purchaser the information described in clause (i) above with respect to a given fiscal year or clause (ii) above with respect to a given calendar quarter, as applicable, if the Company has filed with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q including the information otherwise required to be furnished to the Purchaser under this Section 5.1 for the applicable period.

5.2         Purchaser Indemnification. The Purchaser agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any sale or distribution of the Convertible Note or the Conversion Shares by the Purchaser in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (ii) any false representation or warranty or any breach or failure by the Purchaser to comply with any covenant made by the Purchaser in this Agreement or any other document furnished by the Purchaser to any of the foregoing in connection with this transaction.

6.             Conditions to Closing. The respective obligations of the parties to consummate the purchase of the Convertible Note are subject to:

(i)          the representations and warranties of the Company and the Purchaser contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing;

(ii)         each of the Company and the Purchaser shall have performed all of its respective obligations and covenants under this Agreement;

(iii)        from the date hereof to the date of Closing, no decision, order or similar ruling shall have been issued (and remain in effect) restraining or enjoining the transactions contemplated by this Agreement;

(iv)        from the date hereof to the date of Closing, there shall not have occurred any material adverse change in the business performance or prospects of the Company;

(v)         the Company has obtained all requisite approvals of the following with respect to the Offering: (A) the sole holder of the Company’s Series A Convertible Preferred Stock; (B) the Company’s existing senior lender; and (C) any governmental and regulatory authorities.

7.             General Provisions.

7.1         Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any failure by the Company or the Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights. This Agreement may not be amended or modified or the provisions hereof waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the party against whom such amendment, modification, or waiver is sought to be enforced; provided, however, that with respect to the Purchaser, amendments, modifications and waivers must be consented to by the prior written consent of the holders of at least two-thirds (2/3) of the principal amount of the Convertible Notes then outstanding (the “Requisite Approval”) and upon such approval, such amendment, modification and waiver shall be binding upon the Purchaser. The exercise of any remedies under this Agreement may be made, only with the Requisite Approval.

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7.2         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to any Purchaser:

the address and fax no. set forth

opposite the Purchaser’s name on Schedule I hereto

If to the Company:

EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240
Attention: Robert Galvin
Fax No.: (513) 825-7495

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Adam W. Finerman, Esq.
Fax No.: (212) 451-2222

7.3         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.4         Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and the Purchaser and each of their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto; provided, that the Purchaser shall be permitted to transfer or assign any of its rights, interests or obligations hereunder to any member or affiliate of the Purchaser (collectively, the “Permitted Transferees” and, individually, a “Permitted Transferee”) without the prior written consent of the Company; provided, that any such Permitted Transferee shall have provided its prior written consent to be bound by the terms and conditions of this Agreement as a Purchaser hereunder. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

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7.5         Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that the Company shall reimburse the Purchaser for up to $20,000 of reasonable legal and professional expenses incurred in connection with the transactions contemplated by this Agreement subject to receipt by the Company of appropriate documentation of such expenses.

7.6         Headings. The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7         Pronouns. Whenever the pronouns “it” or “its” are used herein, they shall also be deemed to mean “he” or “his” or “she” or “hers” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

7.8         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

7.9         Information Confidential. The Purchaser acknowledges that the information received by it pursuant hereto may be confidential and is for its use only. The Purchaser agrees that it will not use such information in violation of the Exchange Act, or reproduce, disclose or disseminate such information to any other person, unless the Company has made such information available to the public generally.

7.10       Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page FollowS]

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[SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

EQM Technologies & Energy, Inc.

By:
Name:
Title:

PURCHASER

By:
Name:
Title:

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Schedule I

		Original Principal	Purchase Price
Purchaser	Address and Fax No.	Amount ($)	($)